Exhibit 99.2

Principal Ownership of Voting Securities of the Guarantors

		Title of		Percentage of
		Class	Amount	Voting Securities
Name of Guarantor	Record Owner	Owned	Owned	Owned

38286 Bermuda Ltd	CHC Helicopter S.A.	Common	177,995,763	100%

6922767 Holding S.à r.l.	CHC Helicopter S.A.	Shares	1,228,377,778	100%

Capital Aviation Services B.V.	CHC Hoofddorp B.V.	Shares	202	100%

CHC Asset Holding Cayman Ltd.	CHC Helicopter Holding (Cayman) Ltd.	Shares	1	100%

CHC Cayman ABL Parent Ltd.	CHC Helicopter Holding (Cayman) Ltd.	Ordinary Shares	601	100%

CHC Cayman Investments I Ltd.	CHC Helicopter S.A.	Ordinary	2	100%

CHC Den Helder B.V.	CHC Netherlands B.V.	Shares	18,000	100%

CHC Finance Ltd.	CHC Group LLC	Shares	1	100%

CHC Global Operations (2008) ULC	CHC Helicopter (5) S.à r.l.	Common Shares	1	100%

CHC Global Operations Canada (2008) ULC	CHC Helicopter (4) S.à r.l.	Common Shares	17,995,942	100%

CHC Global Operations International ULC	CHC Helicopter (3) S.à r.l.	Common Shares	7,932,911	100%

CHC Helicopter (1) S.à r.l.	CHC Helicopter S.A.	Shares	12,502	100%

CHC Helicopter (2) S.à r.l.	CHC Helicopter S.A.	Shares	12,502	100%

CHC Helicopter (3) S.à r.l.	CHC Helicopter S.A.	Shares	12,502	100%

CHC Helicopter (4) S.à r.l.	CHC Helicopter S.A.	Shares	12,502	100%

CHC Helicopter (5) S.à r.l.	CHC Helicopter S.A.	Shares	12,501	100%

CHC Helicopter Australia Pty Ltd	Lloyd Helicopter Services Pty Ltd.,	Ordinary	2	66.7%

	Lloyd Bass Strait Helicopters Pty Ltd.		1	33.3%

CHC Helicopter Holding (Cayman) Ltd.	CHC Helicopter S.A.	Ordinary Shares	1	100%

CHC Helicopter Holding S.à r.l.	6922767 Holding S.à r.l.	Shares	12,511	100%

CHC Helicopter S.A.	CHC Helicopter Holding S.à r.l.	Class A Shares	49,454,147	100%

		Class B Shares	49,454,147

		Class C Shares	49,454,147

		Class D Shares	49,454,147

		Class E Shares	49,454,147

		Class F Shares	49,454,147

		Class G Shares	49,454,147

		Class H Shares	49,454,147

		Class I Shares	49,454,147

		Class J Shares	49,454,147

CHC Helicopters (Barbados) Limited	CHC Helicopters (Barbados) SRL	Common Shares	50,722,135	100%

		Series A Redeemable Preference Shares	23,317

CHC Helicopters (Barbados) SRL	CHC Helicopter S.A.	Common Quotas	754,382,145	100%

CHC Holding (UK) Limited	Heli-One Holdings (UK) Limited	Ordinary Shares	36,537,458	100%

		‘A’ Preference Shares	5,259,000

		‘B’ Preference Shares	1,052,000

CHC Holding NL B.V.	CHC Helicopter S.A.	Shares	19,000	100%

CHC Hoofddorp B.V.	CHC Netherlands B.V.	Shares	180	100%

CHC Intermediate Holding LLC	CHC Group LLC	Membership Interests	1	100%

CHC Leasing (Ireland) Designated Activity Company	CHC Helicopter S.A.	100,000	100	100%

CHC Netherlands B.V.	CHC Holding NL B.V.	Shares	183	100%

CHC Norway Acquisition Co AS	CHC Netherlands B.V.	Shares	26,000	100%

Heli-One (Netherlands) B.V.	CHC Hoofddorp B.V.	Shares	200	100%

Heli-One (Norway) AS	CHC Norway Acquisition Co AS	Shares	2,000	100%

Heli-One (U.S.) Inc.	CHC Helicopter S.A.	Common Stock	100	100%

Heli-One (UK) Limited	CHC Holding (UK) Limited	Ordinary Shares	1,500,000	100%

		‘A’ Participating Ordinary Shares	1,000,000

		Cumulative Redeemable ‘A’ Preference Shares	6,750,000

		Cumulative Redeemable ‘B’ Preference Shares	3,250,000

Heli-One American Support, LLC	Heli-One (U.S.) Inc.	Membership Interests	100%	100%

Heli-One Canada ULC	CHC Helicopter (1) S.à r.l.	Common Shares	143,409,759	100%

		Class B Preferred Shares	1

Heli-One Holdings (UK) Limited	CHC Helicopter S.A.	Ordinary	58,775,753	100%

Heli-One Leasing (Norway) AS	CHC Norway Acquisition Co AS	Shares	1,500	100%

Heli-One Leasing ULC	CHC Helicopter (2) S.à r.l.	Common Shares	95,825,939	100%

Heli-One (Poland) Sp. z o.o.	CHC Holding NL B.V.	Shares	100	100%

Heli-One USA Inc.	Heli-One (U.S.) Inc.	Common Shares	1,000	100%

Heliworld Leasing Limited	Heli-One (UK) Limited	Ordinary Shares	1	100%

Integra Leasing AS	CHC Norway Acquisition Co AS	Shares	150	100%

Lloyd Bass Strait Helicopters Pty Ltd	Lloyd Helicopter Services Pty Ltd.	Ordinary Shares	2	100%

Lloyd Helicopter Services Limited	CHC Norway Acquisition Co AS	Ordinary Shares	30,000,000	100%

		Redeemable Ordinary Shares	10,000,000

Lloyd Helicopter Services Pty Ltd	Management Aviation Limited	Ordinary Shares	54,800,000	100%

Lloyd Helicopters International Pty Ltd.	Lloyd Bass Strait Helicopters Pty Ltd.	Ordinary Shares	2	100%

Lloyd Helicopters Pty Ltd	Lloyd Helicopter Services Pty Ltd.	Class A	1,000	100%

Management Aviation Limited	Lloyd Helicopter Services Limited	Ordinary Shares	25,651,354	100%